UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.  Entry into a Material Definitive Agreement.

Second Sight Medical Products, Inc. (the “Company”) entered into a Securities Purchase Agreement effective October 18, 2018, with entities beneficially owned by Gregg Williams, Chairman of the Board of Directors of the Company, (collectively, the “Purchasers”) for the purchase of 2,467,727 shares of common stock priced at $1.62 per share (the “Shares”), the last reported sale price of the common stock on the effective date. This placement of common stock will result in gross proceeds of approximately $3,997,718 to the Company. No warrants or discounts were provided and no placement agent or investment banking fees were incurred in connection with this transaction.

The Shares will be issued pursuant to an exemption from registration under Rule 506 of Regulation D, which is promulgated under the Securities Act of 1933 (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the Purchasers.

The Shares have not been registered under the Securities Act or any state securities laws. The Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto are an offer to sell or the solicitation of an offer to buy the Shares described herein.

The above description of principal terms of the Securities Purchase Agreement is qualified in its entirety by reference to that agreement attached hereto as Exhibit 10.1.

Item 3.02.  Unregistered Sales of Equity Securities.

Pursuant to the private placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, the Company has agreed to sell the Shares to an “accredited investor,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws.  The investor represented that he is acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 8.01.  Other Events.

On October 22, 2018, the Company issued a press release titled “Second Sight Completes $ 4.0 million Private Placement of Common Stock with Gregg Williams, Chairman of the Board of Directors.” A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of October 18, 2018
99.1	Press Release issued October 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.

   /s/ John T. Blake

By: John T. Blake

Chief Financial Officer